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                                                                    EXHIBIT 23.6

                            CONSENT OF THE ORR GROUP

We consent to the references to our firm under the caption "Description Of The Merger Transaction--Opinion of The Orr Group" in Amendment No.2 to the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission by United Community Bancorp in connection with the proposed merger of United Community Bancorp with Community Bancshares, Inc., pursuant to an Agreement and Plan of Merger dated August 2, 2002.

                                              The Orr Group

                                              By: /s/ L.P. Britton, III
                                                  ---------------------
                                                    L.P. Britton, III
                                                    Managing Director

Winston-Salem, North Carolina
November 14, 2002